EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
September 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$68,538,007.69
Principal on Repurchased Contracts	1,285,426.13
Scheduled and Simple Payments Advanced	954,308.55

Total Collections For the Period	$70,777,742.37

Beginning Pool Aggregate Principal Balance	$1,771,236,994.34
Ending Pool Aggregate Principal Balance	$1,701,322,599.60

Scheduled Principal Collections	$61,915,875.37

Beginning Aggregate Discounted Principal Balance	$1,597,603,231.66
Ending Aggregate Discounted Principal Balance	$1,536,890,916.52

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$70,777,742.37
Plus: Reserve Account Draw	910,684.73
Plus: Net Amount due from Swap Counterparty	56,843.49
Less: Total Servicing Fee	2,952,061.66
Less: Net Amount due to Swap Counterparty	—
Less: Monthly Interest Due to Noteholders & Certificateholders	2,611,658.90
Less: Principal Due to Noteholders	60,712,315.13
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$5,469,234.89

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
September 2004

			Per $1000 of
			Original Principal
Class A-1 Notes Distributable Amount	1 Month LIBOR
Monthly Interest	1.7600000%	$179,922.02	0.325356
Monthly Principal		60,712,315.13	109.787188

Distributable Amount		$60,892,237.15

Class A-2 Notes Distributable Amount
Monthly Interest		$554,166.67	1.166667
Monthly Principal		—	—

Distributable Amount		$554,166.67

Class A-3 Notes Distributable Amount
Monthly Interest		$1,066,666.67	1.666667
Monthly Principal		—	—

Distributable Amount		$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest		$666,600.00	2.200000
Monthly Principal		—	—

Distributable Amount		$666,600.00

Class B Certificates Distributable Amount
Monthly Interest		$144,303.54	2.366667
Monthly Principal		—	—

Distributable Amount		$144,303.54

Total Servicing Fee		$2,952,061.66	1.294730

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,836,996.46
Less: Payments Applied	968,514.80
Current Period Payments Ahead Received	596,405.07

Ending Payment Ahead Balance	$2,464,886.73

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,175,014.55
Beginning Outstanding Unreimbursed Simple Interest Advances	$—
Scheduled Principal and Interest Advances	954,308.55
Simple Interest Advances	—
Reimbursement of Previous Scheduled Principal and Interest Advances	691,061.58
Reimbursement of Previous Simple Interest Advances	—
Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,438,261.52
Ending Outstanding Unreimbursed Simple Interest Advances	$—

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
September 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period
Total Pool Balance	$1,771,236,994.34	$1,701,322,599.60
Total Pool Factor	0.7768380	0.7461746
Class A-1 Notes Balance	$118,629,905.53	$57,917,590.39
Class A-1 Notes Principal Factor	0.2145206	0.1047334
Class A-2 Notes Balance	$475,000,000.00	$475,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

		Per $1000 of
		Original Principal
Beginning Reserve Account Balance	$23,964,048.47
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	910,684.73	29.878500

Ending Reserve Account Balance	$23,053,363.75

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall

Per $1000 of
Original Principal
Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

September	$1,736,279,796.97	$267,770.98	0.185065
August	$1,806,721,649.68	$220,690.59	0.146580
July	$1,879,075,628.87	$197,838.72	0.126342
Three Month Average Loss Rate			0.152662

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

September	97,395	161	0.165306
August	99,438	131	0.131740
July	100,893	117	0.115964
Three Month Average Delinquency Rate			0.137670

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
September 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03
7	0.95
8	0.95